ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT dated as of December 28, 2007 (the "Agreement") is entered into by and between 247MGI, Inc. (“247MGI”) a publicly traded corporation organized under the laws of, and domiciled in, the State of Florida, Sovereign Research, LLC (“Sovereign”), a Florida limited liability company and a wholly-owned subsidiary of Sovereign ("Buyer"), and SOYO Group, Inc., a publicly traded corporation organized under the laws of, and domiciled in, the State of Nevada (“Seller”).

PREAMBLE

WHEREAS, Seller owns certain assets comprising its “VOIP Division” that are used to transmit telephone calls over the internet (the “Assets”); and

WHEREAS, the Assets are more particularly described on Schedule 1.1; and

WHEREAS, Seller desires to convey, sell and assign to Buyer all of Seller’s right, title and interest in and to the Assets, upon the terms and conditions contained in this Agreement; and

WHEREAS, Buyer desires to purchase the Assets upon the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Sale and Purchase of Assets.

1.1  Sale and Purchase of Assets.  Subject to the terms and conditions of this Agreement, at the closing described in Section 6 (the "Closing"), Seller shall sell, assign and convey the Assets to Buyer, and Buyer shall purchase the Assets from Seller.

1.2  Liabilities Excluded.  In connection with Buyer’s purchase of the Assets, Buyer shall not assume or become responsible for any indebtedness, liabilities or obligations of Seller (the “Liabilities”).

2.  Purchase Price; Payment.

2.1  Purchase Price.  The purchase price for the Assets shall be the sum of $1,000,000 (the “Purchase Price”), which the parties agree and acknowledge is equal to Seller’s audited value of the Assets.  The Purchase Price shall be paid by delivery to Seller at the Closing, of one or more certificates evidencing an aggregate of,40,000,000  shares of the authorized but unissued common stock of 247MGI (the “247MGI Shares”).

2.2  The 247MGI Shares.  The 247MGI Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and such securities may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of absent registration under the Act or the availability of an applicable exemption therefrom.  Resale of the 247MGI Shares shall also be limited under Section 8.3 of this Agreement.  Each certificate evidencing any of the 247MGI Shares shall bear the following or substantially legend:

These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable federal and state securities laws, or an opinion of counsel satisfactory to the Company that an exemption from registration is available.

2.3  Delivery of the 247MGI Shares.  The 247MGI Shares shall be issued at the Closing and delivered to and retained by 247MGI for delivery to the Seller as follows: (i) one-half of the 247MGI Shares shall be delivered to the Seller, by overnight courier, upon Seller’s delivery to 247MGI of a shipping manifest evidencing that the Assets have been entrusted to a reputable trucking company and are enroute to 247MGI’s facilities, and (ii) the balance of the 247MGI Shares shall be delivered to the Seller, by overnight courier, within 48 hours of Seller’s receipt of the Assets.

3.  Representations and Warranties of Seller.  Except as otherwise set forth in a disclosure schedule delivered by Seller at the time this Agreement is executed and delivered (the “Seller Disclosure Schedule”), Seller, hereby represents and warrants to 247MGI and Buyer, as of the date hereof and as of the Closing Date, as follows.

3.1  Authority and Enforcement.  Seller has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  Seller has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2  No Conflicts or Defaults.  The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and shall not, with or without the giving of notice or the passage of time, (i) violate, breach or conflict with the articles of organization, bylaws or corresponding organizational documents of Seller, (ii) result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Seller is a party or by which Seller is bound, or any judgment, order or decree, or any law, rule or regulation to which Seller or any of its assets is subject, (iii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance, security interest or any other right or adverse interest (“Liens”) upon any of the Assets, (iv) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to the Assets, or (v) have a material adverse effect on the acquisition or ownership of the Assets by Buyer or consummation of the transactions contemplated hereby (a “Seller Material Adverse Effect”).

3.3  Consents of Third Parties.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller does not require the consent of any person, or such consent has or will be obtained, in writing, prior to the Closing.

3.4  No Litigation. There are no legal, equitable, administrative, arbitration, governmental, regulatory or other proceedings pending against Seller, or, to the best knowledge of Seller, threatened against it, an adverse determination to which would be likely to result in a Seller Material Adverse Effect.

3.5  No Options or Other Agreements.  There are no options or agreements of any character relating to the Assets to which Seller is a party, or by which Seller is bound that, if exercised or consummated, would be likely to result in a Seller Material Adverse Effect.

3.6  Title to Assets.  Seller is the owner of the Assets, free and clear of all Liens.  Upon consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to the Assets.

3.7  Taxes.  Seller has filed all tax returns that it was required to file, and has paid all taxes indicated on such returns for such periods which are due and payable as of the date hereof.  All such tax returns were in all respects true, complete and correct and filed on a timely basis.  None of the income tax returns filed by, on behalf of or with respect to Seller is currently the subject of an audit, and no notice of a planned audit has been received by or on behalf of Seller

3.8  Compliance with Laws.  Seller is and, to its knowledge, others who perform services on its behalf, have been and are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, standards, orders and decrees, except where noncompliance would not, singly or in the aggregate, have a Seller Material Adverse Effect; and Seller has not received any notice citing action or inaction by Seller, or others who perform services on its behalf, that would constitute non-compliance with any applicable federal, state, local or foreign laws, rules, regulations or standards and that would likely have a Seller Material Adverse Effect.

3.9  Intellectual Property.  To the extent that the Assets include any trademarks, copyrights, trade names, service marks, trade secrets, license agreements, proprietary processes, business methods or similar tangible or intangible property (“Intellectual Property”), such Intellectual Property is owned by Seller, free and clear of all Liens.  To the best of Seller’s knowledge, such Intellectual Property does not infringe upon or otherwise violate the rights of any third person, and Seller has received no notice of any such infringement or violation.  To the extent that any such Intellectual Property is licensed by Seller to any third party, the license is in full force and effect, the licensee is not in breach or violation of the license agreement and Seller have no knowledge that any such Intellectual Property is being used in violation of Seller’ proprietary rights.

3.10  Securities Laws.  Seller is an accredited investor within the meaning of Rule 501 of Regulation D under the Act.  Seller is acquiring the 247MGI Shares for its own account, for investment purposes only, and without a view towards the distribution or resale thereof, except in compliance with applicable Federal and State securities law.

3.11  Acknowledgment of Risks.  Seller recognizes and acknowledges that the transactions contemplated by this Agreement are speculative and involve a high degree of risk.  Such risks include, but are not limited to, the following:

(1)  the business of 247MGI is recently commenced, untested and, subject to all of the risks inherent of a new business;

(2)  247MGI has not generated any revenues from operations, or obtained any orders for its services, and there is no assurance that 247MGI will operate profitably;

(3)  there is currently only a limited trading market for 247MGI’s securities and there is no assurance that an active trading market will develop or be maintained;

(4)  unless an active market develops for 247MGI’s securities, Seller may have difficulty reselling the 247MGI Shares, at a profit or at all;

(5)  247MGI will require additional financing in order to implement its business plans - there is no assurance that required financing will be available to 247MGI on acceptable terms;

(6)  future financings will dilute the relative ownership of 247MGI by its existing shareholders, and depending on the price at which additional shares are issued, may dilute the book value per share of 247MGI’s common stock;

(7)  247MGI will have to overcome the challenges of marketing, on-line commerce and introduction of a new product in order to succeed, and there is no assurance that it will be able to do so;

(8)  247MGI will face competition from many entities, most of whom have greater financial and physical resources than does 247MGI;

(9)  as its business develops, 247MGI may have difficulty attracting and retaining qualified personnel; and

(10)  those additional risks identified from time to time in filings by 247MGI with the SEC,

3.12  Disclosure.  The representations, warranties and acknowledgments of Seller set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

4.  Representations and Warranties of 247MGI and Buyer.  Except as otherwise set forth in a disclosure schedule delivered by 247MGI and Buyer at the time this Agreement is executed and delivered (the “Buyer/247MGI Disclosure Schedule”), 247MGI and Buyer hereby make the following representations and warranties to Seller, as of the date hereof and as of the Closing Date.

4.1  Organization and Good Standing.  247MGI and Buyer is each a business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  247MGI and Buyer are each in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of 247MGI or Buyer, as the case may be, or consummation of the transactions contemplated hereby (a “Buyer Material Adverse Effect”).

4.2  Authority and Enforcement.  247MGI and Buyer have all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  247MGI and Buyer have each taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of 247MGI and Buyer, enforceable against each in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3  No Conflicts or Defaults.  The execution and delivery of this Agreement by 247MGI and Buyer and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the articles of organization, bylaws or corresponding organizational documents of 247MGI or Buyer or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which 247MGI or Buyer is a party or by which 247MGI or Buyer is bound, or any judgment, order or decree, or any law, rule or regulation to which 247MGI or Buyer is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any assets or properties of 247MGI or Buyer, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to which 247MGI or Buyer a party, or (iv) result in a Buyer Material Adverse Effect.

4.4  Consents of Third Parties.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by 247MGI or Buyer does not require the consent of any person, or such consent has been or will be obtained, in writing, prior to the Closing.

4.5  247MGI’s Capitalization.  247MGI is authorized to issue (a) 500,000,000 shares of common stock, $01 par value per share, of which 35,272,614 shares are issued and outstanding and (b) 5,000,000 shares of preferred stock, $.01 par value per share, none of which are issued or outstanding.  In addition, (i) 247MGI has reserved an aggregate of 62,000,000 shares for issuance on exercise of outstanding options (not including options issuable but not yet granted under 247MGI’s employment agreement with its president) and other securities convertible into common stock of 247MGI and (ii) 247MGI intends to convert indebtedness owed to its president into shares of 247MGI’s Series AA Preferred Stock.

4.6  Securities.  The 247MGI Shares have been duly authorized, and upon issuance pursuant to the provisions hereof, will be validly issued, fully paid and non-assessable.

4.7  Reporting Company.  247MGI has a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as of the date hereof, 247MGI has filed all reports required to be filed by it under the Exchange Act.  The reports filed by 247MGI under the Exchange Act may be viewed at the website of the Securities and Exchange Commission at www.sec.gov.

4.8  Disclosure.  The representations, warranties and acknowledgments of Buyers set forth herein are true, complete and accurate in all material respects and do not omit any fact necessary to make such representations, warranties and acknowledgments not misleading.

5.  Conditions to Closing.

5.1  Conditions Precedent to 247MGI and Buyer’s Obligation to Close.  The obligation of 247MGI and Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(1)  The representations and warranties of Seller set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date.

(2)  Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date.

(3)  No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would likely (i) prevent or adversely affect 247MGI or Buyer’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

(4)  No material adverse change shall have taken place with respect to the Assets, and no event shall have occurred that could reasonably be foreseen to result in a Seller Material Adverse Effect;

(5)  Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Sections 5.1(1) - (4) has been complied with in all material respects;

(6)  All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the 247MGI and Buyer.

5.2  Conditions Precedent to Seller’ Obligation to Close.  The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(1)  The representations and warranties of 247MGI and Buyer set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date.

(2)  247MGI and Buyer shall each have performed and complied with their respective covenants hereunder in all material respects through the Closing Date.

(3)  No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would likely (i) prevent or adversely affect Seller’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(4)  No material adverse change shall have taken place with respect to 247MGI or Buyer, and no event shall have occurred, that could reasonably be foreseen to result in a Buyer Material Adverse Effect.

(5)  247MGI and Buyer shall each have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 5.2(1) - (4) has been complied with in all respects; and

(6)  All actions to be taken by Buyers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

6.  Closing; Closing Date.  A closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 am on December 10, 2007, at the offices of counsel to the Buyer, or at such other place, date and time that is agreed upon by Seller and Buyer.  The date on which the Closing is held is referred to in this Agreement as the "Closing Date."

7.  Documents to be Delivered at the Closing.

7.1  Documents to be Delivered by Seller.  At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the documents required by Article 5 hereof, and the following:

(1)  a duly executed bill of sale, dated the Closing Date, transferring to Buyer all of Seller's right, title and interest in and to the Assets together with possession of the Assets; and

(2)  such other certificates, documents and instruments as Buyers may have reasonably requested in connection with the transaction contemplated hereby.

7.2  Documents to be Delivered by Buyers.  At the Closing, 247MGI and Buyer shall deliver to Seller the following:

(1)  certificates evidencing the 247MGI Shares, to be held by 247MGI and delivered in accordance with Section 2.3, above; and

(2)  such other certificates, documents and instruments as Seller may have reasonably requested in connection with the transaction contemplated hereby.

8.  Additional Covenants.

8.1  Further Assurances.  If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

8.2  No Public Disclosure.  Without the prior written consent of the other, which written consent will not be unreasonably withheld, no party to this Agreement will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the transactions contemplated by this Agreement, the existence or contents of this Agreement or any prior correspondence relating to this transactions contemplated by this Agreement, except for such public disclosure as may be necessary for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order.

8.3  Limitations on Resale of the 247MGI Shares.  Seller acknowledges that, absent registration under the Act, the 247MGI Shares may be resold only pursuant to an exemption from registration under the Act such as Rule 144.  As partial consideration to 247MGI under this Agreement, Seller hereby agrees not to sell any of the 247MGI Shares, under Rule 144 or otherwise, for a period of one year following the Closing, without the prior written consent of 247MGI.  Commencing one year following the Closing, Seller hereby agrees that, unless otherwise agreed to in writing by 247MGI (a) Seller’s sales of the 247MGI Shares shall be limited to not more than 25,000 shares per day and not more than 250,000 shares per quarter and (b) subject to the foregoing, Seller will sell 247MGI Shares only during the 90 day period following the filing of 247MGI’s Form 10-QSB or 10-KSB, as applicable.

8.4  Seller Financial Statements.  On or before March 31, 2008, the Seller shall deliver to 247MGI financial statements of Seller’s VOIP Division as of December 31, 2006 and 2005, and for each of the years then ended, and as of September 30, 2007 and 2006, and for each of the nine months then ended, prepared by management in accordance with generally accepted accounting principles in the United States, in form and substance reasonably satisfactory to Buyer (the “Seller Financial Statements”).  The Seller Financial Statements shall be true and correct in all material respects and there shall be no material liabilities or obligations, direct or indirect, actual or contingent, individually or in the aggregate, of Seller’s VOIP Division that are not set forth in the Seller Financial Statements.

9.  Indemnification and Related Matters.

9.1  Indemnification by the Seller.  Seller hereby indemnifies and hold 247MGI and Buyer harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by 247MGI and/or Buyer arising out of the breach of any representation or warranty of Seller hereunder, and/or Seller’s failure to perform any covenant or obligation required to be performed by any of them hereunder.

9.2  Indemnification by 247MGI and Buyer.  247MGI and Buyer each hereby severally indemnifies and holds Seller harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by Seller and arising out of the breach of any representation or warranty of 247MGI or Buyer, as the case may be, hereunder, or 247MGI or Buyer's failure to perform any covenant or obligation required to be performed by either of them hereunder.

9.3  Procedure for Indemnification.  Any party entitled to indemnification under this Article IX (an "Indemnified Party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article IX except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim.  The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article IX to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

9.4  Time for Assertion.  No party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before 12 months from the date hereof.

9.5  Basket.  Notwithstanding any conflicting or inconsistent provisions hereof, Seller shall not be liable in damages, indemnity or otherwise to Buyers in respect of the inaccuracy or breach of any representations, warranties, covenants or agreements herein, except to the extent that the damages to Buyers, singularly or in the aggregate, exceed the sum of $25,000.  Notwithstanding any conflicting or inconsistent provisions hereof, Buyers shall not be liable in damages, indemnity or otherwise to Seller in respect to the inaccuracy or breach of any representations, warranties, covenants or agreements herein except to the extent that damages to Seller exceed, individually or in the aggregate, the sum of $25,000.

10.  Termination.

10.1  Termination by Mutual Consent.  This Agreement may be terminated by mutual consent of the parties, in writing, signed by each of the parties hereto.

10.2  Termination Due to Lapse of Time.  This Agreement may be terminated by either party if the Closing does not occur prior to December 10, 2007; provided, however, that a party wholly or partially responsible for the Closing not occurring prior to such date may not terminate this Agreement pursuant to this subsection.

10.3  Termination by Buyers.  This Agreement may be terminated by 247MGI or Buyer by written notice to Seller, in the event of a material breach of any representation or warranty of Seller hereunder, or in the event Seller fails to perform any material covenant or obligation required to be performed by it hereunder and such failure remains uncured for ten days following such written notice.

10.4  Termination by Seller.  This Agreement may be terminated by Seller, by written notice to 247MGI or Buyer, in the event of a material breach of any representation or warranty of 247MGI or Buyer hereunder, or in the event 247MGI or Buyer fails to perform any material covenant or obligation required to be performed by it hereunder and such failure remains uncured for ten days following such written notice.

10.5  Effect of Termination.  Termination of this Agreement under Section 10.2, 10.3 or 10.4 hereof shall not preclude the parties from pursuing all remedies available to them under applicable law arising by reason of such termination.

11.  Miscellaneous.

11.1  Finders.  247MGI and Buyer on the one hand, and Seller, on the other hand, represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated by it.  Seller shall indemnify and hold 247MGI and Buyer harmless from and against any and all claims for brokers' commissions made by any party as a result of this Agreement and the transaction contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Seller.  247MGI and Buyer, jointly and severally, shall indemnify and hold Seller harmless from and against any and all claims for brokers' commissions made by any party as a result of this Agreement and transaction contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under 247MGI or Buyer.

11.2  Expenses.  Except as otherwise specifically provided in this Agreement, each party shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

11.3  Entire Agreement; No Waiver.  This Agreement, the Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

11.4  Jurisdiction and Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.  The parties further: (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the County of Broward, State of Florida, (b) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the County of Broward, State of Florida in any such suit, action or proceeding.  The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the County of Broward, State of Florida, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

11.5  Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  The Seller Disclosure Schedule and Buyer/247MGI Disclosure Schedule are hereby incorporated herein by reference and made a part of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

11.6  Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such address as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller, c/o:

SOYO GROUP, INC.
1420 South Vintage Avenue
Ontario, CA 91761
Attention: Ming Chok
Facsimile (909) 937-0783

If to 247MGI, INC. or Buyer:

1007 N. Federal Hwy
#D-6
Fort Lauderdale, FL 33304
Attention: Matthew Dwyer, President
Telecopy No.:  (954) 323-2542

With a copy to:

Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard, N.W.
Suite 210
Boca Raton, Florida  33431-7307
Attention: Steven I. Weinberger, Esq.
Telecopy No.:  (561) 362-9612

11.7  Separability.  In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

11.8  Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.  No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void.

11.9  Best Knowledge.  As used in this Agreement "to the best of Seller's knowledge" or words of similar import shall mean actual or constructive knowledge possessed by an executive officer of Seller, including such actual or constructive knowledge that would be expected to be known upon the exercise of reasonable business judgment, and "to the best of 247MGI or Buyers knowledge" or words of similar import shall mean actual or constructive knowledge possessed by an executive officer of 247MGI or Buyer, including such actual or constructive knowledge that would be expected to be known upon the exercise of reasonable business judgment.

11.10  Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, we have executed this Agreement as of the date and year first above written.

247MGI, INC.

By:           /s/Matthew P. Dwyer___________
Matthew P. Dwyer, President

SOVEREIGN RESEARCH, LLC

By:           /s/Matthew P. Dwyer______________
Matthew P. Dwyer, Managing Member

SOYO GROUP, INC.

By:           /s/Ming Chok__________________
Ming Chok, Chief Executive Officer

SCHEDULE 1.1

ASSET SCHEDULE